UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

Gulf Coast Ultra Deep Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	333-185742	46-6448579
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

The Bank of New York Mellon Trust Company, N.A., as trustee

Institutional Trust Services

919 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 483-6792

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This current report on Form 8-K is being filed in connection with the completion on June 3, 2013 of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 5, 2012 (the “Merger Agreement”) by and among McMoRan Exploration Co., a Delaware corporation (“MMR”), Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), and INAVN Corp., a Delaware corporation and wholly owned subsidiary of FCX (“Merger Sub”). Pursuant to the Merger Agreement, on June 3, 2013 Merger Sub merged with and into MMR, with MMR surviving the merger as a wholly owned subsidiary of FCX (the “Merger”).

At the effective time of the Merger, each outstanding share of MMR common stock (other than shares owned by FCX and its subsidiaries and shares held by stockholders who properly exercised dissenters’ rights) was converted into the right to receive $14.75 in cash, without interest, and 1.15 royalty trust units (the “royalty trust units”) representing beneficial interests in Gulf Coast Ultra Deep Royalty Trust (the “Royalty Trust”). The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Merger.

Item 1.01 Entry into a Material Definitive Agreement.

Master Conveyance of Overriding Royalty Interest

In connection with the Merger, on June 3, 2013, the Royalty Trust entered into a Master Conveyance of Overriding Royalty Interest dated as of June 3, 2013 (the “Master Conveyance”) by and between McMoRan Oil & Gas LLC, a Delaware limited liability company and a wholly owned subsidiary of MMR (“MOXY”), as grantor, and the Royalty Trust, as grantee.

Pursuant to the Master Conveyance, MOXY conveyed to the Royalty Trust a 5% gross overriding royalty interest (the “Royalty Interests”) in future production from twenty specified ultra-deep exploration prospects. The “Subject Interests” consist of 20 ultra-deep (target depths generally greater than 18,000 total vertical depth) prospects. The offshore Subject Interests consist of the following: (1) Barataria; (2) Barbosa; (3) Blackbeard East; (4) Blackbeard West; (5) Blackbeard West #3; (6) Bonnet; (7) Calico Jack; (8) Captain Blood; (9) Davy Jones; (10) Davy Jones West; (11) Drake; (12) England; (13) Hook; (14) Hurricane; (15) Lafitte; (16) Morgan; and (17) Queen Anne’s Revenge. The onshore Subject Interests consist of the following: (1) Highlander; (2) Lineham Creek; and (3) Tortuga. All of the Subject Interests are located in relatively shallow waters offshore of the state of Louisiana, or onshore in Louisiana.

The overriding royalty interests will be free and clear of any and all drilling, development and operating costs and expenses, except that the overriding royalty interests will bear a proportional share of Specified Post-Production Costs and Specified Taxes (each as defined in the Master Conveyance). The overriding royalty interests hydrocarbons will be valued at the wellhead (after deduction or withholding of Specified Taxes and less any Specified Post-Production Costs) and neither MMR nor FCX will have any duty to transport or market the produced hydrocarbons away from the wellhead without cost. The overriding royalty interest hydrocarbons will be subject to and bear production and other like taxes.

The Royalty Trust has no ability to influence the exploration or development of the Subject Interests, and FCX has no obligation to commit or expend drilling, exploration or development capital with respect to the Subject Interests. In addition, FCX has the right to elect not to participate in drilling or other operations conducted by other working interest owners with respect to the Subject Interests.

In accordance with the terms of the Master Conveyance, the Royalty Trust will terminate on the earlier of June 3, 2033 (the twentieth anniversary of the closing of the Merger) or such earlier date on which the Royalty Trust is dissolved pursuant to the terms of the Amended and Restated Trust Agreement (as defined and described below). The Royalty Interests terminate upon the termination of the Royalty Trust, other than in certain limited circumstances where the Royalty Trust has been permitted to transfer the Royalty Interests to a third party pursuant to the terms of the Amended and Restated Trust Agreement (in which case the Royalty Interests may extend through June 3, 2033).

The foregoing description of the Master Conveyance does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Master Conveyance, which is included as Exhibit 10.1 hereto, and is incorporated herein by reference.

Amended and Restated Trust Agreement

In connection with the Merger, on June 3, 2013, FCX, as depositor, MOXY, as grantor, The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”), and BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), entered into an Amended and Restated Royalty Trust Agreement dated as of June 3, 2013 (the “Amended and Restated Trust Agreement”) to govern the Royalty Trust and the respective rights and obligations of FCX, the Trustee, the Delaware Trustee and the Royalty Trust unitholders with respect to the Royalty Trust.

Assets of the Royalty Trust. The assets of the Royalty Trust consist of the Royalty Interests and cash and temporary investments being held for the payment of expenses and liabilities and for distribution to the Royalty Trust unitholders, if any.

Duties and Limited Powers of the Trustee. The Trustee’s principal duties consist of: (i) collecting income attributable to the Royalty Interests; (ii) paying expenses, charges and obligations of the Royalty Trust from the Royalty Trust’s income and assets; (iii) distributing distributable income to the Royalty Trust unitholders; and (iv) prosecuting, defending or settling any claim of or against the Trustee, the Royalty Trust or the Royalty Interests, including the authority to dispose of or relinquish title to any of the Royalty Interests that are the subject of a dispute upon the receipt of sufficient evidence regarding the facts of such dispute.

The Trustee has no authority to incur any contractual liabilities on behalf of the Royalty Trust that are not limited solely to claims against the assets of the Royalty Trust.

If a liability is contingent or uncertain in amount or not yet currently due and payable, the Trustee may create a cash reserve to pay for the liability. If the Trustee determines that the cash on hand and the cash to be received are insufficient to cover expenses or liabilities of the Royalty Trust, the Trustee may borrow funds required to pay those expenses or liabilities. The Trustee may borrow the funds from any person, including FCX or itself. The Trustee may also encumber the assets of the Royalty Trust to secure payment of the indebtedness. If the Trustee borrows funds to cover expenses or liabilities, the Royalty Trust unitholders will not receive distributions until the borrowed funds are repaid. FCX has agreed to lend money to the Royalty Trust to fund certain of the Royalty Trust’s ordinary administrative expenses in excess of its funds available to pay such expenses and the amount to be paid by FCX, on an unsecured, interest-free basis, as set forth in the Amended and Restated Trust Agreement.

The only asset the Royalty Trust may acquire is the Royalty Interests and the only investment activity the Trustee may engage in is the investment of cash on hand.

The Trustee has the right to require any Royalty Trust unitholder to dispose of his royalty trust units if an administrative or judicial proceeding seeks to cancel or forfeit any of the property in which the Royalty Trust holds an interest because of the nationality or any other status of a Royalty Trust unitholder. If a Royalty Trust unitholder fails to dispose of his royalty trust units, FCX is obligated to purchase them (up to a cap of $1 million) at a price determined in accordance with a formula set forth in the Amended and Restated Trust Agreement.

The Trustee is authorized to agree to modifications of the terms of the conveyances of the Royalty Interests to the Royalty Trust or to settle disputes involving such conveyances, so long as such modifications or settlements do not alter the nature of the Royalty Interests as rights to receive a share of the oil and gas, or proceeds thereof, from the underlying properties free of any obligation for drilling, development or operating expenses or rights that do not possess any operating rights or are obligations.

Fiduciary Responsibility and Liability of the Trustee. The Trustee may not make business decisions affecting the assets of the Royalty Trust. Therefore, substantially all of the Trustee’s functions under the Amended and Restated Trust Agreement are expected to be ministerial in nature. The Amended and Restated Trust Agreement, however, provides that the Trustee may: (i) charge for its services as Trustee; (ii) retain funds to pay for future expenses and deposit them with one or more banks or financial institutions (which may include the Trustee to the extent permitted by law); (iii) lend funds at commercial rates to the Royalty Trust to pay the Royalty Trust’s expenses; and (iv) seek reimbursement from the Royalty Trust for its out-of-pocket expenses.

In discharging its duty to Royalty Trust unitholders, the Trustee may act in its discretion and is liable to the Royalty Trust unitholders only for willful misconduct, bad faith or gross negligence. The Trustee is not liable for any act or omission of its agents or employees unless the Trustee acted with willful misconduct, bad faith or gross negligence in its selection and retention. The Trustee will be indemnified individually or as the Trustee for any liability or cost that it incurs in the administration of the Royalty Trust, except in cases of willful misconduct, bad faith or gross negligence. The Trustee has a lien on the assets of the Royalty Trust as security for this indemnification and its compensation earned as Trustee. The Royalty Trust unitholders are not liable to the Trustee for any indemnification. The Trustee ensures that all contractual liabilities of the Royalty Trust are limited to the assets of the Royalty Trust.

Funding of Administrative Expenses. If the Royalty Trust’s expenses exceed its funds available to pay such expenses, FCX will fund the administrative expenses and reporting obligations of the Royalty Trust and all other expenses, up to a maximum amount of $350,000 per year.

FCX has agreed to lend money to the Royalty Trust to fund certain of the Royalty Trust’s ordinary administrative expenses in excess of its funds available to pay such expenses and the amount to be paid by FCX, on an unsecured, interest-free basis, as set forth in the Amended and Restated Trust Agreement.

Amendment of Trust Agreement. Any amendment of the Amended and Restated Trust Agreement requires a vote of holders of 66 2/3% or more of the outstanding royalty trust units, except that any amendment that would permit the holders of fewer than 80% of the outstanding royalty trust units to approve a sale of all or substantially all of the Royalty Interests, whether in a single transaction or series of transactions, or to terminate the Royalty Trust requires a vote of holders of 80% (which, after June 3, 2018, the fifth anniversary of the closing of the Merger, shall be reduced to 66 2/3%) or more of the outstanding royalty trust units held by persons other than FCX or its subsidiaries. However, FCX and the Trustee are permitted to supplement or amend the Amended and Restated Trust Agreement, without the approval of the Royalty Trust unitholders, in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision thereof, or to change the name of the Royalty Trust, provided that such supplement or amendment does not adversely affect the interests of the Royalty Trust unitholders. In addition, no amendment may: (i) alter the purposes of the Royalty Trust or permit the Trustee to engage in any business or investment activities other than as specified in the Amended and Restated Trust Agreement; (ii) alter the rights of the Royalty Trust unitholders as among themselves; (iii) permit the Trustee to distribute the Royalty Interests in kind; or (iv) adversely affect the rights and duties of the Trustee unless such amendment is approved by the Trustee.

Compensation of the Trustee. The Trustee is entitled to annual compensation of $200,000 (provided that until the first year in which the Royalty Trust receives any payment pursuant to the conveyances of the Royalty Interests, the annual compensation shall be $150,000), plus reimbursement of its reasonable out-of-pocket expenses incurred in connection with the administration of the Royalty Trust. The Trustee’s compensation is paid out of the Royalty Trust assets.

Approval of Matters by Royalty Trust Unitholders. Unless otherwise required by the Amended and Restated Trust Agreement, any matter (including unit splits or reverse splits) may be approved by holders of a majority of royalty trust units constituting a quorum, although less than a majority of the royalty trust units then outstanding (including any royalty trust units held by FCX, other than with respect to matters where a conflict of interest between FCX and unaffiliated Royalty Trust unitholder is present). Pursuant to the Amended and Restated Trust Agreement, the affirmative vote of the holders of 80% (which, after June 3, 2018, shall be reduced to 66 2/3%) of the outstanding royalty trust units held by persons other than FCX or its subsidiaries will be required to terminate the Royalty Trust or approve a sale of all or substantially all of the Royalty Interests, whether in a single transaction or series of transactions. The affirmative vote of the holders of 66 2/3% of the outstanding royalty trust units will be required to (1) amend the Amended and Restated Trust Agreement (excluding the requirements for 80% Royalty Trust unitholder approval of dissolution of the Royalty Trust or a sale of all or substantially all of the Royalty Interests, which requires approval of holders of 80% of the outstanding royalty trust units as discussed above), (2) approve other sales of the assets of the Royalty Trust or (3) approve any amendment, modification, termination or waiver of any rights under the Master Conveyance (or any other instrument of conveyance). The Trustee may be removed, with or without cause, by a vote of the holders of a majority of the outstanding royalty trust units.

FCX Call Rights. FCX will maintain a call right with respect to the outstanding royalty trust units at $10.00 per royalty trust unit, provided that the call right may not be exercised prior to June 3, 2018, the fifth anniversary of the closing of the Merger. In addition, at any time after June 3, 2018, if the VWAP (as defined below) per royalty trust unit is equal to $0.25 or less for the immediately preceding consecutive nine-month period, FCX will maintain the right to purchase all, but not less than all, of the outstanding royalty trust units at a price of $0.25 per royalty trust unit so long as FCX tenders payment within 30 days of such nine-month period. “VWAP” per royalty trust unit on any trading day means the market price of one royalty trust unit from the opening of trading on the relevant trading day until the close of trading on the relevant trading day determined, using a volume-weighted average method. If the VWAP of the royalty trust units cannot be determined, the closing price of the royalty trust units for the relevant trading day, on the market or system that the royalty trust units are most commonly quoted or traded, will be substituted for the VWAP.

Duration of the Trust. The Royalty Trust will dissolve on the earlier of (i) June 3, 2033, the 20th anniversary of the closing of the Merger, (ii) the sale of all of the royalty interests, (iii) upon a vote of 80% (which after June 3, 2018, shall be reduced to 66-2/3%) or more of the outstanding royalty trust units held by persons other than FCX or any of its affiliates, at a duly called meeting of the Royalty Trust unitholders at which a quorum is present, (iv) upon the election of the Trustee following its resignation for cause (as more fully described in the Amended and Restated Trust Agreement) or (v) the exercise of the FCX call rights described in the preceding paragraph. The Royalty Interests terminate upon the termination of the Royalty Trust, other than in certain limited circumstances where the Royalty Trust has been permitted to transfer the Royalty Interests to a third party (in which case the Royalty Interests may extend through June 3, 2033).

The foregoing description of the Amended and Restated Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Trust Agreement, which is included as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 3, 2013, in exchange for the transactions contemplated by the Master Conveyance discussed in Item 1.01, the Royalty Trust issued 230,172,696 royalty trust units to McMoRan Oil & Gas LLC pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The issuance of such royalty trust units was not registered under the Securities Act because such issuance did not constitute a public offering.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gulf Coast Ultra Deep Royalty Trust By: The Bank of New York Mellon Trust Company, N.A., as Trustee

/s/ Michael J. Ulrich
Name: Michael J. Ulrich
Title: Vice President

Date: June 4, 2013

Gulf Coast Ultra Deep Royalty Trust

Exhibit Index

Exhibit No.

10.1	Master Conveyance of Overriding Royalty Interest, by and between McMoRan Oil & Gas LLC, as Grantor, and Gulf Coast Ultra Deep Royalty Trust, as Grantee, dated June 3, 2013.

10.2	Amended and Restated Trust Agreement of Gulf Coast Ultra Deep Royalty Trust, dated June 3, 2013, between Freeport-McMoRan Copper & Gold Inc., as Depositor, McMoRan Oil & Gas LLC, as Grantor, The Bank of New York Mellon Trust Company, as Trustee and BNY Mellon Trust of Delaware, as Delaware Trustee.